Exhibit 99.1

Contacts:
Media Contact                Investor Contact
David Grip                Brian Denyeau
AspenTech                ICR
+1 781-221-5273            +1 646-277-1251
david.grip@aspentech.com         brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the Fourth Quarter
and Fiscal Year 2016

Bedford, Mass. - August 11, 2016 - Aspen Technology, Inc. (NASDAQ: AZPN), a leading provider of software and services to the process industries, today announced financial results for its fourth quarter and fiscal year ended June 30, 2016.

“AspenTech reported a solid fourth quarter and fiscal year 2016,” said Antonio Pietri, President and Chief Executive Officer of AspenTech. “We saw strong demand among our owner-operator customers during the quarter, including a significant upsell and a large renewal with two of the top oil and chemicals companies in the world. These transactions show the value we deliver for customers and our ability to generate growth in a challenging economic environment.”

Pietri added, “Our scalable business model and disciplined approach to investing for growth while prudently managing expenses delivered another year of solid profitability and free cash flow. Our balance sheet and cash flow are strategic assets that we are leveraging to invest in areas that drive growth in the business and to fund our share repurchase program to deliver significant value to our shareholders.”

Fourth Quarter and Fiscal Year 2016 Business Highlights

•
Annual spend, which the company defines as the annualized value of all term license and maintenance contracts at the end of the quarter, was $441 million at the end of fiscal 2016, an increase of 2.5% from March 31, 2016 and 5.3% from the end of fiscal 2015.

•
GAAP operating margin was 43.1% in the fourth quarter of fiscal 2016, compared to 41.1% in the fourth quarter of fiscal 2015. Non-GAAP operating margin was 46.1% in the fourth quarter of fiscal 2016, compared to 44.2% in the fourth quarter of fiscal 2015.

•	GAAP operating margin was 44.8% for fiscal year 2016, compared to 40.8% for fiscal year 2015. Non-GAAP operating margin was 49.3% for fiscal year 2016, compared to 45.1% for fiscal year 2015.

•	AspenTech repurchased nearly 2.0 million shares of our common stock for $75.0 million in the fourth quarter of fiscal 2016.

•	AspenTech repurchased nearly 4.8 million shares of common stock for $180.0 million in fiscal year 2016.

Summary of Fourth Quarter Fiscal Year 2016 Financial Results

AspenTech’s total revenue of $113.7 million decreased 0.4% from $114.2 million in the fourth quarter of the prior fiscal year.

•	Subscription and software revenue was $106.7 million in the fourth quarter of fiscal 2016, an increase from $105.6 million in the fourth quarter of fiscal 2015.

•	Services and other revenue was $7.0 million in the fourth quarter of fiscal 2016, a decrease from $8.5 million in the fourth quarter of fiscal 2015.

For the quarter ended June 30, 2016, AspenTech reported income from operations of $49.0 million, compared to income from operations of $46.9 million for the quarter ended June 30, 2015.

Net income was $33.3 million for the quarter ended June 30, 2016, leading to net income per share of $0.41, compared to net income per share of $0.36 in the same period last fiscal year.

Non-GAAP income from operations, which adds back stock-based compensation expense, amortization of intangibles associated with acquisitions, acquisition-related costs and non-capitalized acquired technology, was $52.4 million for the fourth quarter of fiscal 2016, compared to non-GAAP income from operations of $50.5 million in the same period last fiscal year. Non-GAAP net income was $35.5 million, or $0.44 per share, for the fourth quarter of fiscal 2016, compared to non-GAAP net income of $33.1 million, or $0.39 per share, in the same period last fiscal year.

AspenTech had cash and marketable securities of $321.3 million at June 30, 2016, compared to $105.9 million at the end of the prior quarter.

During the fourth quarter, the company generated $44.8 million in cash flow from operations and $47.5 million in free cash flow.

Summary of Fiscal Year 2016 Financial Results

AspenTech’s total revenue of $472.3 million increased 7.3% from $440.4 million for fiscal year 2015.

•	Subscription and software revenue was $440.4 million, an increase from $405.6 million for fiscal year 2015.

•	Services and other revenue was $31.9 million, compared to $34.8 million for fiscal year 2015.

For the fiscal year ended June 30, 2016, AspenTech reported income from operations of $211.4 million, an improvement from income from operations of $179.8 million for fiscal year 2015.

Net income was $140.0 million for the fiscal year ended June 30, 2016, leading to net income per share of $1.68, compared to net income per share of $1.33 for fiscal year 2015.

Non-GAAP income from operations was $232.7 million for fiscal year 2016, an improvement compared to non-GAAP income from operations of $198.4 million for fiscal year 2015. Non-GAAP net income was $155.8 million, or $1.87 per share, for fiscal year 2016, an improvement compared to non-GAAP net income of $130.3 million, or $1.46 per share, for fiscal year 2015.

For the fiscal year ended June 30, 2016, the company generated $153.7 million in cash flow from operations and $165.1 million in free cash flow.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business. As the result of adoption of new licensing models, management believes that a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing AspenTech’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, August 11, 2016, at 4:30 p.m. (Eastern Time), to discuss the company's financial results for the fourth quarter and fiscal year 2016 as well as the company’s business outlook.

The live dial-in number is (866) 604-6127 or (443) 961-0460, conference ID code 56375102. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://www.aspentech.com/corporate/investor.cfm, and clicking on the “webcast” link. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 56375102, through September 11, 2016.
About AspenTech
AspenTech is a leading supplier of software that optimizes process manufacturing - for energy, chemicals, engineering and construction, and other industries that manufacture and produce products from a chemical process. With integrated aspenONE solutions, process manufacturers can implement best practices for optimizing their engineering, manufacturing and supply chain operations. As a result, AspenTech customers are better able to increase capacity, improve margins, reduce costs and become more energy efficient. To see how the world’s leading process manufacturers rely on AspenTech to achieve their operational excellence goals, visit www.aspentech.com.
Forward-Looking Statements

The third paragraph of this press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: AspenTech’s failure to increase usage and product adoption of aspenONE offerings, and failure to continue to provide innovative, market-leading solutions; demand for, or usage of, aspenONE software declines for any reason, including declines due to adverse changes in the process industries; unfavorable economic and market conditions or a lessening demand in the market for process optimization software; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any obligation to update forward-looking statements after the date of this press release.

© 2016 Aspen Technology, Inc. AspenTech, aspenONE and the Aspen leaf logo are registered trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.

Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue:
Subscription and software	$106,701	$105,638	$440,408	$405,640
Services and other	6,979	8,548	31,936	34,761
Total revenue	113,680	114,186	472,344	440,401
Cost of revenue:
Subscription and software	4,901	5,352	20,376	21,165
Services and other	6,830	7,269	28,235	28,411
Total cost of revenue	11,731	12,621	48,611	49,576
Gross profit	101,949	101,565	423,733	390,825
Operating expenses:
Selling and marketing	24,832	25,137	91,536	92,736
Research and development	16,754	17,036	67,152	69,584
General and administrative	11,391	12,486	53,664	48,713
Total operating expenses	52,977	54,659	212,352	211,033
Income from operations	48,972	46,906	211,381	179,792
Interest income	198	98	441	487
Interest expense	(868)	(22)	(1,212)	(30)
Other income (expense), net	1,976	(1,132)	29	(778)
Income before provision for income taxes	50,278	45,850	210,639	179,471
Provision for income taxes	16,952	15,044	70,688	61,064
Net income	$33,326	$30,806	$139,951	$118,407
Net income per common share:
Basic	$0.41	$0.36	$1.69	$1.34
Diluted	$0.41	$0.36	$1.68	$1.33
Weighted average shares outstanding:
Basic	81,282	85,056	82,892	88,398
Diluted	81,599	85,585	83,309	89,016

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited in thousands, except share data)

	June 30,	June 30,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$318,336	$156,249
Short-term marketable securities	3,006	59,197
Accounts receivable, net	20,476	30,721
Prepaid expenses and other current assets	13,948	10,752
Prepaid income taxes	5,557	542
Current deferred tax assets	—	6,169
Total current assets	361,323	263,630
Long-term marketable securities	—	3,047
Property, equipment and leasehold improvements, net	15,825	18,039
Computer software development costs, net	720	1,026
Goodwill	23,438	17,360
Intangible assets, net	5,000	147
Non-current deferred tax assets	12,236	10,444
Other non-current assets	1,196	1,668
Total assets	$419,738	$315,361

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,559	$5,240
Accrued expenses and other current liabilities	36,105	38,483
Income taxes payable	439	1,775
Borrowings under credit agreement	140,000	—
Current deferred revenue	252,520	250,968
Total current liabilities	432,623	296,466
Non-current deferred revenue	29,558	37,919
Other non-current liabilities	32,591	29,522
Commitments and contingencies
Series D redeemable convertible preferred stock, $0.10 par value—Authorized—3,636 shares as of June 30, 2016 and 2015 Issued and outstanding—none as of June 30, 2016 and 2015	—	—
Stockholders’ deficit:
Common stock, $0.10 par value—Authorized—210,000,000 shares Issued—102,031,960 shares at June 30, 2016 and 101,607,520 shares at June 30, 2015 Outstanding—80,177,950 shares at June 30, 2016 and 84,504,202 shares at June 30, 2015	10,203	10,161
Additional paid-in capital	659,287	641,883
Accumulated deficit	(5,676)	(145,627)
Accumulated other comprehensive income	2,651	6,470
Treasury stock, at cost—21,854,010 shares of common stock at June 30, 2016 and 17,103,318 shares at June 30, 2015	(741,499)	(561,433)
Total stockholders’ deficit	(75,034)	(48,546)
Total liabilities and stockholders' deficit	$419,738	$315,361

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited in thousands)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income	$33,326	$30,806	$139,951	$118,407
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,542	1,600	6,061	6,216
Net foreign currency (gains) losses	(5,087)	1,163	(3,666)	(1,552)
Stock-based compensation	3,414	3,462	15,727	14,584
Deferred income taxes	1,804	(1,205)	2,499	20,112
Provision for bad debts	86	(42)	260	(513)
Tax benefits from stock-based compensation	330	15,181	2,208	37,024
Excess tax benefits from stock-based compensation	(330)	(15,181)	(2,208)	(37,024)
Other non-cash operating activities	64	218	321	1,619
Changes in assets and liabilities:
Accounts receivable	869	(2,493)	9,382	8,028
Unbilled services	(507)	41	—	526
Prepaid expenses, prepaid income taxes, and other assets	(9,084)	(692)	(7,681)	4,070
Installment receivables	39	(1,186)	1,575	(364)
Accounts payable, accrued expenses, and other liabilities	1,094	7,131	(4,489)	5,933
Deferred revenue	17,289	14,765	(6,196)	14,919
Net cash provided by operating activities	44,849	53,568	153,744	191,985
Cash flows from investing activities:
Purchases of marketable securities	—	—	—	(50,065)
Maturities of marketable securities	6,008	18,612	58,973	85,535
Purchases of property, equipment and leasehold improvements	(953)	(1,731)	(3,483)	(7,645)
Acquisition related deposits	255,067	—	—	—
Payments for business acquisitions	(8,000)	—	(8,000)	—
Capitalized computer software development costs	(269)	(44)	(269)	(359)
Net cash provided by investing activities	251,853	16,837	47,221	27,466
Cash flows from financing activities:
Exercises of stock options	1,062	2,616	3,924	4,662
Repurchases of common stock	(75,476)	(74,368)	(178,604)	(297,246)
Payments of tax withholding obligations related to restricted stock	(1,076)	(1,825)	(4,480)	(5,699)
Excess tax benefits from stock-based compensation	330	15,181	2,208	37,024
Proceeds from credit agreement	—	—	140,000	—
Payments of credit agreement issuance costs	(120)	—	(1,707)	—
Net cash used in financing activities	(75,280)	(58,396)	(38,659)	(261,259)
Effect of exchange rate changes on cash and cash equivalents	4	278	(219)	(1,469)
Increase (decrease) in cash and cash equivalents	221,426	12,287	162,087	(43,277)
Cash and cash equivalents, beginning of period	96,910	143,962	156,249	199,526
Cash and cash equivalents, end of period	$318,336	$156,249	$318,336	$156,249

Supplemental disclosure of cash flow information:
Income taxes paid, net	$17,416	$779	$69,028	$3,712
Interest paid	963	30	963	30

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows
The following tables reflect a reconciliation of selected Aspen Technology GAAP to Non-GAAP results of operations and cash flows.
(Unaudited in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2016	2015	2016	2015
Total expenses
GAAP total expenses (a)	$64,708	$67,280	$260,963	$260,609
Less:
Stock-based compensation (b)	(3,414)	(3,462)	(15,727)	(14,584)
Non-capitalized acquired technology (e)	—	—	(250)	(3,277)
Amortization of purchased technology intangibles	—	(113)	(147)	(748)
Acquisition bid costs (f)	—	—	(5,213)	—

Non-GAAP total expenses	$61,294	$63,705	$239,626	$242,000

Income from operations
GAAP income from operations	$48,972	$46,906	$211,381	$179,792
Plus:
Stock-based compensation (b)	3,414	3,462	15,727	14,584
Non-capitalized acquired technology (e)	—	—	250	3,277
Amortization of purchased technology intangibles	—	113	147	748
Acquisition bid costs (f)	—	—	5,213	—

Non-GAAP income from operations	$52,386	$50,481	$232,718	$198,401

Net income
GAAP net income	$33,326	$30,806	$139,951	$118,407
Plus:
Stock-based compensation (b)	3,414	3,462	15,727	14,584
Non-capitalized acquired technology (e)	—	—	250	3,277
Amortization of purchased technology intangibles	—	113	147	748
Acquisition bid costs (f)	—	—	8,649	—
Less:
Income tax effect on Non-GAAP items (c)	(1,229)	(1,287)	(8,918)	(6,699)

Non-GAAP net income	$35,511	$33,094	$155,806	$130,317

Diluted income per share
GAAP diluted income per share	$0.41	$0.36	$1.68	$1.33
Plus:
Stock-based compensation (b)	0.04	0.04	0.19	0.16
Non-capitalized acquired technology (e)	—	—	—	0.04
Amortization of purchased technology intangibles	—	—	—	0.01
Acquisition bid costs (f)	—	—	0.10	—
Less:
Income tax effect on Non-GAAP items (c)	(0.02)	(0.02)	(0.11)	(0.08)

Non-GAAP diluted income per share	$0.44	$0.39	$1.87	$1.46

Shares used in computing Non-GAAP diluted income per share	81,599	85,585	83,309	89,016

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows
The following tables reflect a reconciliation of selected Aspen Technology GAAP to Non-GAAP results of operations and cash flows.
(Unaudited in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2016	2015	2016	2015
Free Cash Flow
GAAP cash flow from operating activities	$44,849	$53,568	$153,744	$191,985

Purchase of property, equipment and leasehold improvements	(953)	(1,731)	(3,483)	(7,645)
Capitalized computer software development costs	(269)	(44)	(269)	(359)
Non-capitalized acquired technology (e)	—	—	1,250	2,621
Litigation related payments	960	—	3,040	—
Acquisition bid costs (f)	2,581	—	8,649	—
Excess tax benefits from stock-based compensation (d)	330	15,181	2,208	37,024

Free Cash Flow	$47,498	$66,974	$165,139	$223,626

(a) GAAP total expenses
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2016	2015	2016	2015
Total costs of revenue	$11,731	$12,621	$48,611	$49,576
Total operating expenses	52,977	54,659	212,352	211,033
GAAP total expenses	$64,708	$67,280	$260,963	$260,609

(b) Stock-based compensation expense was as follows:
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2016	2015	2016	2015
Cost of services and other	$341	$337	$1,390	$1,351
Selling and marketing	804	774	4,351	3,056
Research and development	880	958	3,423	3,881
General and administrative	1,389	1,393	6,563	6,296
Total stock-based compensation	$3,414	$3,462	$15,727	$14,584
(c) The income tax effect on non-GAAP items for the three and twelve months ended June 30, 2016 and 2015 is calculated utilizing the Company's estimated federal and state tax rate of 36%.
(d) Excess tax benefits from stock-based compensation are included in non-GAAP cash flows from operating activities and free cash flow to be consistent with the treatment of other tax benefits. Refer to the Company's Form 10-K for the period ended June 30, 2016 for additional details.
(e) During the year ended June 30, 2016, we acquired certain technology for $0.3 million. At the time we acquired the technology, the project did not meet the accounting definition of having reached technological feasibility, and therefore the cost of the acquired technology was expensed as a research and development expense during the year ended June 30, 2016. During the year ended June 30, 2016, we have excluded the payments of $1.3 million for the non-capitalized acquired technology (including a $1 million final payment related to non-capitalized acquired technology from fiscal year 2014) from free cash flow to be consistent with the treatment of other transactions where the acquired assets were capitalized. There were no such activities for the three months ended June 30, 2016.
(f) During the twelve months ended June 30, 2016, we incurred $8.6 million of operating expenses related to the bid to acquire KBC Advanced Technologies plc., of which $3.4 million of foreign exchange losses and fees were recognized as a component of other income (expense), net. There were no such activities for the three months ended June 30, 2016. During the three and twelve months ended June 30, 2016, we excluded payments of $2.6 million and $8.6 million, respectively, for the acquisition bid. Refer to the Company's Form 10-K for the period ended June 30, 2016 for additional details.